Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FIRST QUARTER 2010 RESULTS
WALTHAM, MA...April 28, 2010...Inverness Medical Innovations, Inc. (NYSE: IMA), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended March 31, 2010.
Financial results for the first quarter of 2010:
•	Net revenue of $515.3 million for the first quarter of 2010, compared to $425.2 million for the first quarter of 2009.

•	Recent professional diagnostics acquisitions contributed $54.1 million of incremental net revenue, compared to the first quarter of 2009.

•	North American influenza sales totaled $2.3 million for the first quarter of 2010, compared to $6.4 million for the first quarter of 2009 and $39.7 million in the fourth quarter of 2009.

•	GAAP net income of $9.0 million available to common stockholders of Inverness Medical Innovations, Inc. and respective net income per diluted common share of $0.10, compared to GAAP net income of $0.7 million available to common stockholders of Inverness Medical Innovations, Inc. and respective net income per diluted common share $0.01, for the first quarter of 2009.

•	Adjusted cash basis net income per diluted common share from continuing operations of $0.64, compared to adjusted cash basis net income per diluted common share from continuing operations of $0.62, for the first quarter of 2009.

•	Gain of $19.6 million, net of costs to dispose ($12.0 million, net of tax) resulting from the disposition of our nutritionals business has been included in the first quarter of 2010 income from discontinued operations.
The Company’s GAAP results for the first quarter of 2010 include amortization of $72.1 million, $8.0 million of restructuring charges, $7.6 million of stock-based compensation expense, a $2.8 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Standard Diagnostics, Inc., $4.0 million of acquisition-related costs recorded in accordance with our adoption of ASC 805, Business Combinations and $0.3 million of expense incurred in connection with the disposal of our nutritionals business, offset by $3.1 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations and a $1.9 million allocation of certain of the aforementioned charges to non-controlling stockholders. The Company’s GAAP results for the first quarter of 2009 include amortization of $58.6 million, $5.4 million of restructuring charges, $5.9 million of stock-based compensation expense and $4.7 million of acquisition-related costs recorded in accordance with our adoption of ASC 805, Business Combinations. These amounts, net of tax, have been excluded from the adjusted cash basis net income per diluted common share attributable to Inverness Medical Innovations, Inc. for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net income under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, April 28, 2010, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing 706-679-1656 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invmed.com. It is also available via link at http://event.meetingstream.com/r.htm?e=207421&s=1&k=C89BF0299DF12A69267C1786338D6FF9. An archive of the call will be available from the same link approximately two hours after the conclusion of the live call and will be accessible for 60 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Inverness website (www.invmed.com/News.cfm) shortly before the conference call begins and will continue to be available on this website.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life at home. Inverness’ global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended March 31, 2010						Three Months Ended March 31, 2009
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$509,405		$—		$509,405		$416,093		$—		$416,093
License and royalty revenue	5,849		—		5,849		9,060		—		9,060

Net revenue	515,254		—		515,254		425,153		—		425,153
Cost of net revenue	241,297		(19,654)	(b) (c) (d) (e)	221,643		190,703		(12,417)	(b) (c) (d)	178,286

Gross profit	273,957		19,654		293,611		234,450		12,417		246,867

Gross margin	53%				57%		55%				58%

Operating expenses:
Research and development	30,993		(3,459)	(b) (c) (d)	27,534		27,052		(2,420)	(b) (c) (d)	24,632
Selling, general and administrative	214,254		(67,015)	(b) (c) (d) (f) (g)	147,239		176,943		(58,159)	(b) (c) (d) (f)	118,784

Total operating expenses	245,247		(70,474)		174,773		203,995		(60,579)		143,416
Operating income	28,710		90,128		118,838		30,455		72,996		103,451
Interest and other income (expense), net	(30,091)		191	(c)	(29,900)		(20,585)		130	(c)	(20,455)

(Loss) income from continuing operations before provision for income taxes	(1,381)		90,319		88,938		9,870		73,126		82,996
Provision for income taxes	446		29,307	(j)	29,753		4,629		24,747	(j)	29,376

(Loss) income from continuing operations before equity earnings of unconsolidated entities, net of tax	(1,827)		61,012		59,185		5,241		48,379		53,620
Equity earnings of unconsolidated entities, net of tax	4,040		972	(b) (c)	5,012		2,497		1,388	(b) (c)	3,885

Income from continuing operations	2,213		61,984		64,197		7,738		49,767		57,505
Income (loss) from discontinued operations, net of tax	11,946		166	(h)	12,112		(1,347)		33	(b)	(1,314)

Net income	14,159		62,150		76,309		6,391		49,800		56,191
Less: Net (loss) income attributable to non-controlling interests, net of tax	(670)		1,439	(i)	769		100		—		100

Net income attributable to Inverness Medical Innovations, Inc. and Subsidiaries	$14,829		$60,711		$75,540		$6,291		$49,800		$56,091

Preferred stock dividends	$(5,853)				$(5,853)		$(5,520)				$(5,520)

Net income available to common stockholders	$8,976				$69,687		$771				$50,571

Basic net income (loss) per common share attributable to Inverness Medical Innovations, Inc. and Subsidiaries:
Basic (loss) income per common share from continuing operations	$(0.03)				$0.69		$0.03				$0.66
Basic income (loss) per common share from discontinued operations	$0.14				$0.14		$(0.02)				$(0.02)

Basic net income per common share	$0.11				$0.83		$0.01				$0.64

Diluted net income (loss) per common share attributable to Inverness Medical Innovations, Inc. and Subsidiaries:
Diluted (loss) income per common share from continuing operations	$(0.03	)(k)			$0.64	(n)	$0.03	(m)			$0.62	(o)
Diluted income (loss) per common share from discontinued operations	$0.14	(l)			$0.12	(n)	$(0.02	)(k)			$(0.02	)(k)

Diluted net income per common share	$0.10	(l)			$0.75	(n)	$0.01	(m)			$0.61	(o)

Weighted average common shares — basic	83,806				83,806		78,614				78,614

Weighted average common shares — diluted	85,734	(l)			101,197	(n)	79,637	(m)			93,812	(o)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $72.1 million and $58.6 million in the first quarter of 2010 and 2009 GAAP results, respectively, including $14.9 million and $10.0 million charged to cost of sales, $1.2 million and $0.9 million charged to research and development, $55.8 million and $47.4 million charged to selling, general and administrative, with $0.2 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective quarters. Amortization associated with discontinued operations amounted to $0.1 million during the first quarter of 2009. (See also footnote i below.)

(c)	Restructuring charges associated with the decision to close facilities of $8.0 million and $5.4 million for the first quarter of 2010 and 2009 GAAP results, respectively. The $8.0 million charge for the first quarter of 2010 included $1.6 million charged to cost of sales, $(0.1) million charged to research and development, $5.5 million charged to selling, general and administrative expense, $0.2 million charged to interest expense and $0.8 million charged through equity earnings of unconsolidated entities, net of tax. The $5.4 million charge for the first quarter of 2009 included $2.0 million charged to cost of sales, $0.5 million charged to research and development, $1.6 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $1.2 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $7.6 million and $5.9 million associated with stock-based compensation expense for the first quarter of 2010 and 2009 GAAP results, respectively, including $0.4 million and $0.5 million charged to cost of sales, $2.4 million and $1.0 million charged to research and development and $4.8 million and $4.4 million charged to selling, general and administrative, in the respective quarters.

(e)	A write-off in the amount of $2.8 million during the first quarter of 2010, relating to inventory write-ups recorded in connection with the acquisition of Standard Diagnostics, Inc. during the first quarter of 2010. (See also footnote i below.)

(f)	Acquisition-related costs in the amount of $4.0 million and $4.7 million in the first quarter of 2010 and 2009 GAAP results, respectively, recorded in connection with the adoption of ASC 805, Business Combinations, on January 1, 2009.

(g)	$3.1 million of income recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	Expenses of $0.3 million ($0.2 million, net of tax) incurred in connection with the sale of our vitamins and nutritional supplements business.

(i)	Amortization expense of $0.9 million ($0.7 million, net of tax) and a write-off in the amount of $1.0 million ($0.7 million, net of tax) relating to inventory write-ups attributable to operating results of non-controlling interests.

(j)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f) and (g).

(k)	For the three months ended March 31, 2010 and 2009 on a GAAP basis and for the three months ended March 31, 2009 on an adjusted cash basis, potential dilutive shares were not used in the calculation of diluted net loss per common share because inclusion thereof would be antidilutive.

(l)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2010, are dilutive shares consisting of 1,928,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 610,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and potential dilutive shares consisting of 11,414,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2010 because inclusion thereof would be antidilutive.

(m)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2009, are dilutive shares consisting of 1,023,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities and potential dilutive shares consisting of 10,765,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2009 because inclusion thereof would be antidilutive.

(n)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended March 31, 2010, on an adjusted cash basis, are dilutive shares consisting of 1,928,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,414,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 610,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended March 31, 2010, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.9 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million resulting in net income available to common stockholders of $76.4 million for the three months ended March 31, 2010.

(o)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended March 31, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,023,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities and 10,765,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the three months ended March 31, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million and the add back of preferred stock dividends related to the Series B convertible preferred stock resulting in net income available to common stockholders of $56.8 million for the three months ended March 31, 2009.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	March 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$275,330	$492,773
Restricted cash	2,232	2,424
Marketable securities	1,853	947
Accounts receivable, net	368,201	354,453
Inventories, net	241,079	221,539
Prepaid expenses and other current assets	126,293	140,674
Assets held for sale	—	54,148

Total current assets	1,014,988	1,266,958

PROPERTY, PLANT AND EQUIPMENT, NET	346,949	324,388
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	5,511,219	5,193,429
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	167,151	159,217

Total assets	$7,040,307	$6,943,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$18,239	$19,869
Liabilities related to assets held for sale	—	11,558
Other current liabilities	404,366	406,587

Total current liabilities	422,605	438,014

LONG-TERM LIABILITIES:
Notes payable, net of current portion	2,128,789	2,129,455
Deferred tax liability	464,203	442,049
Other long-term liabilities	437,822	405,585

Total long-term liabilities	3,030,814	2,977,089

TOTAL EQUITY	3,586,888	3,528,889

Total liabilities and equity	$7,040,307	$6,943,992